Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm



We consent to the references to our firm under the captions "Financial Highlights" in the Class I and Class II shares' Prospectuses and "Disclosure of Portfolio Holdings," "Independent Registered Public Accounting Firm," and "Financial Statements" in the Class I and Class II shares' Statement of
Additional Information and to the incorporation by reference of our reports, dated February 6, 2009, on the financial statements and financial highlights of Pioneer Bond VCT Portfolio, Pioneer Cullen Value VCT Portfolio, Pioneer Emerging Markets VCT Portfolio, Pioneer Equity Income VCT Portfolio, Pioneer Fund VCT Portfolio, Pioneer Growth Opportunities VCT Portfolio, Pioneer High Yield VCT Portfolio, Pioneer Ibbotson Growth Allocation VCT Portfolio, Pioneer Ibbotson Moderate Allocation VCT Portfolio, Pioneer Mid Cap Value VCT Portfolio, Pioneer Money Market VCT Portfolio, and Pioneer Strategic Income Portfolio as well as our report, dated February 13, 2009, on the financial statements and financial highlights of Pioneer Real Estate Shares VCT Portfolio included in the Annual Reports to the Shareowners for the year ended December 31, 2008 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 46 to the Registration Statement (Form N-1A, No. 33-84546) of Pioneer Variable Contracts Trust.


                                                           /s/ ERNST & YOUNG LLP


Boston, Massachusetts
April 20, 2009